SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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International Lottery & Totalizator Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

2131 Faraday Avenue
Carlsbad, California 92008-7297

NOTICE OF ANNUAL MEETING

       The 2002 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the “Company” or “ILTS”) will be held at 3:00 p.m., Pacific Daylight Savings Time, on Thursday, November 7, 2002 at the Raintree Restaurant, 755 Raintree Drive, Carlsbad, California, for the purpose of:

      Electing seven directors for the ensuing year.

      Shareholders of record at the close of business on September 13, 2002 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is September 25, 2002.

By order of the Board of Directors,

M. Mark Michalko
President

September 25, 2002

Carlsbad, California

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

PROXY STATEMENT
VOTING SECURITIES
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT FIRM FEE SUMMARY
AUDIT COMMITTEE REPORT
AUDIT COMMITTEE CHARTER
COMPARISON OF 64 MONTH CUMULATIVE TOTAL RETURN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
SHAREHOLDER PROPOSALS

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

2131 Faraday Avenue
Carlsbad, California 92008-7297

PROXY STATEMENT

       Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on November 7, 2002, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder’s right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

VOTING SECURITIES

      The voting securities of the Company consist of its common shares of which 12,943,000 shares are outstanding as of September 13, 2002. Only holders of common shares of record on the books of the Company at the close of business on September 13, 2002, which is the record date, will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share, and has the right to cumulate his or her votes for directors if his or her candidate’s or candidates’ names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder’s intention to cumulate his or her votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

      Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.” Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated on the accompanying proxy card.

      The approximate date on which this proxy statement and form of proxy are first being sent or given to shareholders is September 25, 2002.

ELECTION OF DIRECTORS

      The Board currently consists of the following seven directors: Frederick A. Brunn, Chan Kien Sing, Theodore A. Johnson, M. Mark Michalko, Alain K. K. Lee, Ng Foo Leong, and Martin J. O’Meara, Jr. The current directors will serve until the Annual Meeting and until their respective successors have been duly elected and qualified. All of the current directors of the Company has been nominated and recommended for election to serve as a director for a term of one year and until his successor has been duly elected and qualified. Each of the director nominees has individually advised the Board that he is able and willing to serve as a director of the Company. If no contrary indication is made, proxies in the accompanying form are to be voted for each of the seven nominees for director or, if for any reason any of them become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors.

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares as of September 16, 2002 by (i) each director and nominee for director of the Company, (ii) an executive officer, (iii) the executive officer and directors of the Company as a group and (iv) each person or entity who is a beneficial owner of more than 5% of the Company’s outstanding common shares. With respect to each director or nominee of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. With respect to the executive officer who is not a director, the table sets forth his age, position with the Company, and employment history for the past five years. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

			Percent
Name of Beneficial Owner	Amount		of Class

Frederick A. Brunn, 57, Director since 1989. President from February 1994 to May 1997. Chief Executive Officer, San Diego Manufacturing Extension Center April 1998 to September 1999. Principal, California Motorcycle Tours, 1999 to December 2000. Vice President, San Diego Tech Center, Transcore, December 2000 to present.	49,742	(A)	*
Chan Kien Sing, 46, Director since June 1993. Group Executive Director of Berjaya Group Berhad since 1990.	13,336	(B)	*
Theodore A. Johnson, 61, Director since 1979. President, Minnesota Cooperation Office for Small Business and Job Creation, Inc. from 1980 to present. Director of Surgidyne, Inc. and Humanetics Corp. for at least the last five years.	31,942	(B)	*
M. Mark Michalko, 48, Director since February 1994. President since May 1997, Executive Vice President from February 1994 to May 1997.	103,933	(C)	*
Alain K. K. Lee, 46, Director since May 1999. Executive Vice President, Roadhouse Grill, Inc. since July 1998 and Director since January 1998. Director of several companies affiliated with Berjaya. Berjaya Group Chief Financial Officer and General Manager of several Berjaya Group subsidiary companies from 1990 to 1997.	6,667	(D)	*
Ng Foo Leong, 51, Director since June 1993. Executive Director, Sports Toto Malaysia Sdn. Bhd., a lottery gaming company, from 1985 to present.	13,336	(B)	*
Martin J. O’Meara, Jr., 73, Director since 1979. President, The Budget Plan, Inc., a privately owned company engaged in the consumer loan business, and has been so employed for more than five years.	124,778	(B)	*
Timothy R. Groth, 54, Vice President, Technical Operations since 1994.	44,224	(C)	*
All directors and executive officers as a group (9 persons)	387,958	(A)(B)(C)(D)	3.3%
Berjaya Lottery Management (H.K.) Limited (“BLM”)	9,245,317	(E)	71.4%

(A)	Includes 39,336 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of September 16, 2002.

(B)	Includes 13,336 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of September 16, 2002.

(C)	Includes 96,419 and 38,169 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of September 16, 2002 by Mr. Michalko and Mr. Groth respectively.

(D)	Includes 6,667 common shares issuable upon exercise of outstanding stock options that are exercisable within 60 days of September 16, 2002.

(E)	Chan Kien Sing, Alain K. K. Lee and Ng Foo Leong are employees of an affiliate of BLM. All three individuals disclaim beneficial ownership of such shares. BLM’s business address is Level 11, Menara Berjaya KL Plaza, Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia.

*	Less than one percent of the outstanding common shares.

Meetings of the Board of Directors

      During the period May 1, 2001 to April 30, 2002, four meetings of the Board of Directors were held. Each incumbent director attended all meetings of the Board of Directors held during the year in which he was a director, except that Chan Kien Sing and Alain Lee missed one meeting and Ng Foo Leong missed three meetings.

Committees of the Board of Directors

      The Board has an Executive Committee, which consists of Messrs. Chan, Johnson, Lee and Michalko. The Executive Committee held two meetings during the year. The Executive Committee may exercise all the authority of the Board in the management of the Company except for matters expressly reserved by law for board action.

      The Board has an Executive Compensation Committee (the “Compensation Committee”) consisting of Messrs. Johnson, Lee and Chan. The Compensation Committee held two meetings during the year. Its function is to establish compensation for all executive officers of the Company and to administer the Company’s stock option plans.

      The Board has an Audit Committee consisting of Messrs. Johnson, Lee and O’Meara. The Audit Committee held six meetings during the year. The Audit Committee reviews and evaluates internal auditing controls and recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews the periodic SEC filings with such auditors and the scope and result of their audit, fees for services and independence in servicing the Company. Director Lee, an employee of an affiliate of BLM, may not be considered to be an independent member of the Audit Committee under the Securities and Exchange Commission applicable rules relating to audit committees.

      The Board has a Nominating Committee consisting of Messrs. Chan, Johnson and Michalko. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

      The Affiliations Committee reviews and approves the fairness to the Company of any transactions between the Company and BLM or its affiliates. The members of the Committee are Messrs. O’Meara, Brunn, Johnson and Michalko. The Affiliations Committee held four meetings during the year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of the Compensation Committee

      Members of the Compensation Committee evaluate the performance of senior management, including the president, and review and approve the base compensation and bonuses for the Company’s executive officers. The Compensation Committee also administers the Company’s Executive Bonus Plan and employee stock option plans. The Compensation Committee periodically reports to the Board on its activities.

      Compensation Philosophy. The Compensation Committee bases its decisions on the Company’s executive compensation philosophy, which relates the level of compensation to the Company’s success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company’s executive compensation program consists of two principal components: (i) base salary and, (ii) a potential for an annual bonus under the Company’s Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and which are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, the Company takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

      The Company employs a formal performance review system for all employees, including the president and the other Named Executive Officer (as defined on page 5). This process generates information that the Compensation Committee uses in making decisions on base compensation and awards under the Company’s Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Compensation Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Compensation Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

      The Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” (which is defined as the president and the corporation’s other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation of any individual covered employee exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation that is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation that constitutes “performance-based compensation” is excludable in applying the $1 million limit. It is the Company’s policy to qualify the compensation paid to its top executives for deductibility under the law in order to maximize the Company’s income tax deductions. Based upon the Internal Revenue Service’s regulations and projected compensation payable to the Company’s “covered employees” for the 2003 taxable year, all compensation payable by the Company in fiscal year 2003 to such covered employees should be deductible by the Company.

      Base Salaries. In determining base salaries for executive officers, the Compensation Committee reviews external comparative data and also receives recommendations from management. The Compensation Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at or above a satisfactory level.

      Executive Bonus Plan. In addition to base compensation, executives are eligible to participate in the Company’s Executive Bonus Plan. With respect to the Executive Bonus Plan, the Compensation Committee has not set threshold levels of net after tax profit, exclusive of extraordinary items, for fiscal year 2003. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company’s net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company’s research and development budget must be maintained at a level to ensure that the Company’s new product development is sufficient to keep it competitive in its marketplace, and continuation product engineering sufficient to maintain the Company’s existing products is also required. The Compensation Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Compensation Committee.

      Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Compensation Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive’s overall compensation in any given year. Awards are paid after completion of the Company’s audited financial statements for that year.

      The Company met the profitability threshold under the Executive Bonus Plan for fiscal year 2000. Bonuses for 2000 were paid to Messrs. Michalko and Groth in the amounts shown below in the Summary Compensation Table.

      Equity Participation. The Compensation Committee believes that equity participation serves to align the interests of executive officers with shareholder value. The number of stock options granted or restricted stock awarded takes into account the recipient’s position and is intended to recognize different levels of responsibility. In determining the level of stock option grants or restricted stock awarded, the Compensation Committee also considers competitive practices. As a result, grants and awards may vary from year to year.

      The foregoing report has been furnished by the Compensation Committee.

Chan Kien Sing, Chairman
September 15, 2002

Compensation of Named Executive Officers

      The following table shows, for the fiscal year ending April 30, 2002 and calendar years ended December 31, 2000 and 1999, the compensation earned by the Chief Executive Officer and the only executive officer of the Company earning in excess of $100,000 during such years (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
	Annual Compensation				Compensation Awards

					Awards
	Fiscal				Number of	All Other
Name and Principal Position(s)	Year	Salary(1)	Bonus		Options(3)	Compensation(4)

M. Mark Michalko	2002	$173,593	$57,750	(2)
President, Chief Executive Officer and	2000	$167,674	$24,750	*	—	—
Director	1999	$151,421	—		65,000	—
Timothy R. Groth	2002	$143,627	$47,250	(2)
Vice President, Technical Operations	2000	$138,275	$20,050	*	—	—
	1999	$122,762	—		30,000	—

*	Paid in May 2001

(1)	Perquisites in fiscal year ending April 30, 2002 and fiscal calendar years 2000 and 1999 are included under salary and did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.

(2)	Bonus amounts paid in March 2002 relate to a portion of a bonus earned with respect to the fiscal year ending December 31, 2000 for Messrs. Michalko and Groth. No bonus amount has been paid for the 4-month transaction period ending April 30, 2001 or for the fiscal year ending April 30, 2002.

(3)	All awards are incentive stock options granted pursuant to the Company’s 1990 Employee Stock Option Plan.

(4)	There have been no Company matching contributions to the employee 401(k) plan since 1998.

Stock Option Grants

      There were no stock options or stock appreciation rights granted to executive officers since 1999.

Stock Option Holdings

      The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options held as of April 30, 2002. There have been no stock options exercised by executive officers in the last 5 years and there were no unexercised, in-the-money stock options at April 30, 2002.

UNEXERCISED OPTIONS

	Number of Unexercised
	Options at April 30, 2002

Name	Exercisable	Unexercisable

M. Mark Michalko	80,169	32,500
Timothy R. Groth	30,669	15,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      BLM owns 71.4% of the outstanding voting stock of ILTS.

      ILTS has entered into sales agreement to supply terminals, spares and services with affiliates of BLM. Revenues related to these agreements totaled $4.6 million for the year ended April 30, 2002. Included in accounts receivable was $68,000 at April 30, 2002.

      During 1996, the Company entered into an agreement with BLM (1996 Agreement) to purchase specific inventory on behalf of BLM. Title to the inventory purchased resides with BLM. ILTS has related party liability of $348,000 representing unpaid proceeds to BLM of BLM inventory sold to third-parties as of April 30, 2002.

      In November 2001, a purchase order was received under the 1996 Agreement to supply Philippine Gaming Management Corporation (PGMC) with terminals. The sale generated limited cash to the Company, but decreased the amount of inventory purchased on behalf of BLM referenced above. Proceeds from the sale of terminals to PGMC were paid directly to BLM to reduce the BLM liability. PGMC also purchased an additional $251,000 in spare parts for the year ending April 30, 2002.

      In November 2000, the Company and Sports Toto Malaysia (STM), a related party and an affiliate of BLM, executed an agreement for the Company to supply an on-line lottery system and services to STM for $8.1 million. The system went live in August 2002. Revenues totaling $3.7 million were recognized on this contract in the fiscal year ending April 30, 2002. There was no outstanding accounts receivable as of April 30, 2002 on this contract.

      On February 12, 2001, the Affiliations Committee of the Board approved a $1.5 million unsecured loan to BLM at an interest rate of 9% per annum. The note was due on August 13, 2001. In August 2001, the Affiliations Committee approved the extension of the $1.5 million note receivable from BLM to February 14, 2002. As specified under the note agreement, the extension requires the pledge of a security (in the form of shares of the Company’s common stock) to be placed in escrow equal in value to twice the amount of the note on the date of extension. The escrow agreement and amendment to promissory note, corporate guarantee and security arrangement were executed on October 15, 2001. The pledge included 4,579,341 Company shares valued at $4.9 million as of January 31, 2002. An extension of the note (Note Extension) until February 14, 2003 (Amended Due Date) was executed on March 11, 2002. The Note Extension provides that accrued interest will be paid in cash within ten days after the execution of the Note Extension. BLM has paid the interest payments quarterly as provided under the terms of the Note Extension. The Note Extension also provides that the Company may, at any time prior to the Amended Due Date, sell or pledge the Note together with transferring the Company shares in escrow. The market value of the escrowed shares held as collateral under the note is $4.6 million at April 30, 2002.

AUDIT FIRM FEE SUMMARY

      During the fiscal year ending April 30, 2002 and four-month transition period ending April 30, 2001, the Company retained its principal auditors, Grant Thornton, LLP since May 21, 2002 and Arthur Andersen LLP until May 21, 2002, to provide services in the following categories and amounts:

Fiscal Year Ending April 30, 2002	Grant Thornton	Arthur Andersen

Audit and quarterly review fees	$90,000	$46,000
All other fees	$15,000

Four-Month Transition Period Ending April 30, 2001	Grant Thornton	Arthur Andersen

Audit and quarterly review fees	$39,000	$35,400
All other fees		$22,560

      The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company (the Committee) is composed of three directors and operates under a written charter adopted by the Board of Directors (See page 8).

      Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and recommending to the Board of Directors, the selection of the Company’s independent accountants. As stated above and in the Committee’s charter, the Committee’s responsibility is one of oversight. The Committee does not provide any expert or special assurance as to the Company’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information provided to them and on representations made by management and the independent auditors.

      The Committee reviewed and discussed the Company’s consolidated financial statements for the year ended April 30, 2002 with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees.

      The Company’s independent accountants provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee with the independent accountants their independence.

      Based on the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-KSB for the year ended April 30, 2002 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Theodore Johnson, Chairman
Alain (K.K.) Lee
Martin O’Meara, Jr.

AUDIT COMMITTEE CHARTER

      The Committee shall review this Charter on an annual basis and recommend any changes to the Board for approval.

I. Composition

      The Committee shall be composed of three or more members of the Board of Directors. The members of the Committee shall be elected by the Board. If an Audit Committee Chair is not designated or present, the members may designate a Chair by majority vote.

II. Meetings

      The Committee shall meet at least four times each fiscal year. The Committee shall meet at least annually with management, the Company’s chief financial officer and the independent auditors in separate executive sessions.

III. Responsibilities

      The Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities relating to the Company’s accounting and financial reporting practices and internal control system.

      The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

      The following shall be the primary activities of the Committee in carrying out its oversight responsibilities. The Committee may, from to time, alter its procedures as appropriate given the circumstances and shall perform such other functions as may be assigned to it by law, the Company’s charter, the By-laws or by the Board.

1. Review the results of each external audit of the Company’s financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with the financial statements.

2. Review other matters related to the conduct of the audit, which are communicated to the Committee under generally accepted auditing standards.

3. Based on the review and discussions under 1 and 2 above, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB and prepare the Committee report to be included in the Company’s proxy statement in accordance with Securities and Exchange Commission rules.

4. Review with management and the independent auditors, prior to the filing thereof, the Company’s interim financial results to be included in Forms 10-QSB and the matters required to be communicated to the Audit Committee under generally accepted auditing standards. The Chair of the

Committee or his designee independent director may represent the entire Committee for purposes of the interim review.

5. Recommend to the Board the firm to be engaged as the Company’s independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

6. Approve the fees to be paid to the independent auditor, evaluate the firm’s performance and, if appropriate, recommend its discharge.

7. Receive from the independent auditor annually a formal written statement delineating the relationships between the auditors and the Company consistent with Independent Standards Board Standard No. 1. The Committee shall discuss with the auditor the scope of any disclosed relationships and their impact or potential impact on the auditor’s independence and objectivity, and recommend that the full Board take appropriate action to satisfy itself of the auditor’s independence.

8. Review reports of the independent auditor and the Company’s principal financial officer related to the adequacy of the Company’s internal accounting controls, including any management letters and management’s responses to recommendations made by the independent auditor or the Company’s principal financial officer.

9. Consider, in consultation with the independent auditor and the Company’s principal financial officer, the scope and plan of forthcoming external and internal audits, the involvement of the Company’s accounting staff in the audit examination, and the independent auditor’s responsibility under generally accepted auditing standards.

10. The Committee shall have the power to inquire into any financial matters not set forth above, and shall perform such other functions as may be assigned to it by law, or the Company’s charter or by-laws, or by the Board.

COMPARISON OF 64 MONTH CUMULATIVE TOTAL RETURN*

AMONG INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.,
THE S & P SMALLCAP 600 INDEX, AND THE RUSSELL 2000 INDEX

	12/96	12/97	12/98	12/99	12/00	4/01	4/02

International Lottery & Totalizator Systems, Inc.	100.00	100.00	14.10	33.35	20.51	27.08	41.85
S&P Smallcap 600	100.00	125.58	129.01	145.01	162.13	163.02	214.67
Russell 2000	100.00	122.36	119.25	144.60	140.23	141.36	150.80
Peer Group	100.00	102.02	81.65	74.38	69.25	104.88	164.75

*	$100 INVESTED ON 12/31/96 IN STOCK OR INDEX —

INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING APRIL 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company believes, based upon a review of reports furnished to the Company, that all reports were timely filed, and that, during fiscal year 2002 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

OTHER MATTERS

      All shareholders of record at the close of business on September 13, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting, have been sent or are currently being sent a copy of the Company’s Annual Report, including financial statements for the year ended April 30, 2002.

      The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

      Management knows of no business that will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

      Management has invited a representative from the Company’s independent auditors, Grant Thornton LLP, to attend the meeting.

SHAREHOLDER PROPOSALS

      Shareholder proposals for presentation at the 2003 Annual Meeting must be received by the Company no later than May 31, 2003 to be considered for inclusion in the 2003 proxy and proxy statement. In addition, pursuant to a rule of the SEC, if the Company has not received notice by July 31, 2003 of any matter a shareholder intends to propose for a vote at the next annual meeting of shareholders, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

By order of the Board of Directors,

M. Mark Michalko
President

September 25, 2002

Carlsbad, California

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

     The undersigned hereby appoints James E. Snow and Donna G. Lee proxies, each with power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held November 7, 2002 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

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AN INVITATION

Please join Management and the Board of Directors of
INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
for the year 2002 Annual Meeting of Shareholders

DATE:	Thursday, November 7, 2002

TIME:	3 p.m.

PLACE:	Raintree Restaurant 755 Raintree Drive Carlsbad, California Call for directions if necessary (760) 931-1122

R.S.V.P	Jim Snow: Tel: (760) 760-3629 Fax: (760) 931-1789 E-Mail: jsnow@ilts.com

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR

ELECTION OF DIRECTORS Nominees:		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
01 Frederick A. Brunn 02 Chan Kien Sing 03 Theodore A. Johnson 04 Alain K. K. Lee	05 M. Mark Michalko 06 Ng Foo Leong 07 Martin J. O’Meara, Jr.

☐	For all nominees except as noted above

Signature(s)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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